Exhibit 1.A(9)(g)(3)
Amendment to Supplemental Payment Agreement
WHEREAS, Farm Bureau Life Insurance Company (“Company”) and JPMorgan Investment Advisors Inc. (“JPMIA”) are parties to the Supplemental Payment Agreement (the “Agreement”) that was made on May 1, 2008 and;
WHEREAS, the Company and JPMIA desire to amend the Agreement.
NOW THEREFORE, the parties agree to amend the Agreement as follows:
1. J.P. Morgan Investment Management Inc. is added as a party to the Agreement as an Adviser. JPMIA refers to both JPMorgan Investment Advisors Inc. and J.P.Morgan Investment Management Inc.
2. Appendix A of this Agreement is hereby deleted in its entirety and replaced with Appendix A attached hereto.
All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Effective Date as of April 24, 2009.

Farm Bureau Life Insurance Company

By:	/s/ Richard J. Kypta

Name:	Richard J. Kypta
Title:	Executive Vice President
Date:	01/31/2010

JPMorgan Investment Advisors Inc.

By:	/s/ John C. Noel

Name:	John C. Noel
Title:	Treasurer & CFO
Date:	02/4/2010

J.P. Morgan Management Investment Inc.

By:	/s/ Gary J. Madich

Name:	Gary J. Madich
Title:	Managing Director
Date:	02/3/2010

Appendix A
Portfolios
JPMorgan Insurance Trust Balanced Portfolio Class 1
JPMorgan Insurance Trust Core Bond Portfolio Class 1
JPMorgan Insurance Trust U.S. Equity Portfolio Class 1
JPMorgan Insurance Trust Diversified Mid Cap Growth Portfolio Class 1
JPMorgan Insurance Trust Mid Cap Value Portfolio Class 1
JPMorgan Insurance Trust Equity Index Portfolio Class 1
JPMorgan Insurance Trust International Equity Portfolio Class 1
JPMorgan Insurance Trust Intrepid Growth Portfolio Class 1
JPMorgan Insurance Trust Intrepid Mid Cap Portfolio Class 1
JPMorgan Insurance Trust Small Cap Core Portfolio Class 1
JPMorgan Insurance Trust Core Bond Portfolio Class 2
JPMorgan Insurance Trust Intrepid Growth Portfolio Class 2
JPMorgan Insurance Trust U.S. Equity Portfolio Class 2
JPMorgan Insurance Trust Diversified Mid Cap Growth Portfolio Class 2
JPMorgan Insurance Trust Intrepid Mid Cap Portfolio Class 2
JPMorgan Insurance Trust International Equity Portfolio Class 2
JPMorgan Insurance Trust Small Cap Core Portfolio Class 2
Servicing Fees
For each Portfolio: 0.25 basis points (0.25%) of the average daily net assets of the Class 1 Shares and Class 2 Shares of the Portfolio held by Separate Accounts for the Variable Contracts’ owners, except the Equity Index Portfolio which shall be paid at 0.10 basis points (0.10%) of the average daily net assets of its Class 1 Shares.
Variable Contracts

Form Number
Funded by Separate Account
434-062 (05-08)
434-214 (05-08)